UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2020

Energy Services of America Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	001-32998 (Commission File Number)	20-4606266 (I.R.S. Employer Identification No.)

75 West 3rd Ave., Huntington, West Virginia	25701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:        (304) 522-3868

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 15, 2020, Energy Services of America Corporation (the “Company”) and subsidiaries C.J. Hughes Construction Company, Contractors Rental Corporation and Nitro Construction Services, Inc. entered into separate Paycheck Protection Program Notes (the “Notes”) effective April 7, 2020 with United Bank, Inc. as the lender (“Lender”) in an aggregate principal amount of $13,139,100 pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security, or the CARES Act ( collectively, the “PPP Loan”). In a special meeting held on April 27, 2020, the Board of Directors (the “Board”) of the Company unanimously voted to return $3.3 million of the PPP Loan funds after discussing the financing needs of the Company and subsidiaries. That would leave the Company and subsidiaries with $9.8 million in PPP Loans to fund operations.

Subject to the terms of the Notes, the PPP Loan bears interest at a fixed rate of one percent (1%) per annum, with the first six months of interest and principal deferred. Commencing seven months after the effective date of the PPP Loan, the Company is required to pay the Lender equal monthly payments of principal and interest as required to fully amortize the PPP Loan by April 7, 2022. The PPP Loan is unsecured and guaranteed by the U.S. Small Business Administration.

The Company may apply to the Lender for forgiveness of the PPP Loan, with the amount which may be forgiven equal to the sum of the payroll costs, covered mortgage obligations, covered rent obligations and covered utility payments incurred by the Company during the eight-week period beginning on the date of first disbursement to the Company under the PPP Loan, calculated in accordance with the terms of the CARES Act. The PPP Loan may be forgiven so long as employee and compensation levels of the Company are maintained and 75% of the PPP Loan proceeds are used for payroll expenses, with the remaining 25% of the PPP Loan proceeds used for other qualifying expenses. No assurance is provided that the Company will obtain forgiveness of the PPP Loan in whole or in part, but the Company intends to use the proceeds from the PPP Loan in accordance with the PPP Loan program. The Notes contain customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the Notes. The occurrence of an event of default may result in the repayment of all amounts outstanding, collection of all amounts owing from the Company, and/or Lender’s exercise of any of the rights and remedies available under the PPP Loan documents or under applicable law.

The Company believes that the PPP Loan proceeds are critical to the continuing operations of the company due to the factors discussed in Item 8.01 Other Material Events.

ITEM 8.01. OTHER MATERIAL EVENTS.

As a contractor providing electrical, mechanical, HVAC and underground piping services to customers in the petroleum, natural gas, public utilities and power industries, the Company and its subsidiaries are considered an “Essential Business” in the various states in which it operates. The Company has seen a decline in business as certain customers have decided to cancel or delay construction projects as a result of the COVID-19 pandemic. As early as mid-to-late March 2020, the Company was forced to lay-off approximately forty (40) construction employees due to project cancellations and delays. Some of those employees have since been rehired due to receiving the PPP Loan. The Company anticipates that all positions temporarily terminated will be offered to the affected employees.

On April 28, 2020, the Company’s $15.0 million operating line of credit with United Bank, Inc. expired. While the Company anticipates that the line of credit will be renewed, current economic uncertainties could affect the lender’s decision making. Of the Company’s $13.2 million in total receivables at March 31, 2020, $5.4 million was deemed to be ineligible on the borrowing base primarily due to being either contract retainages, receivables over ninety (90) days, or current receivables from customers with more than 25% of their aggregate total over ninety days. The Company’s March 31, 2020 Borrowing Base Certificate provided for $5.5 million ($7.8 million X 70%) in total eligible borrowings with $4.0 million available after the $1.5 million in current borrowings. The Company has received approximately $25.0 million in new contract awards for multiple projects scheduled to start between late March and early June. Even with an extension of the line of credit, the Company has concerns whether the current eligible borrowing base can fully fund operations. Continued slow or non-payments from customers will continue to erode the Company’s ability to fund projects. Receipts from projects and borrowings from the line of credit are the only sources of capital the Company has access to in order to fund operations. While the Company is a public company, it trades on an over-the-counter market, OTCQB, and does not have the same ability to raise capital as companies on a major exchange. For these reasons, the Company believes access to the PPP Loan is critical to support the cash flow of the Company and its subsidiaries.

On April 27, 2020, the Company’s Board voted unanimously to immediately suspend the Company’s stock repurchase plan that was made effective on August 22, 2019. The Board believes it is prudent to suspend the program due to current economic uncertainties.

Certain statements contained in the release, including without limitation statements including the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans, the effect of the COVID-19 pandemic and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: April 29, 2020	By:	/s/ Charles Crimmel
Charles Crimmel
Chief Financial Officer